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                                                                   Exhibit 10.61



                            SECURED PROMISSORY NOTE A
                                February 28, 2001

         FOR VALUE RECEIVED, US DIAGNOSTIC INC., a Delaware corporation ("MAKER"), hereby promises to pay to DVI BUSINESS CREDIT CORPORATION or its assignee ("HOLDER"), or order, principal in the sum of TWENTY-FOUR MILLION DOLLARS ($24,000,000), or such amount as may be advanced thereon from time to time, with interest on the unpaid principal balance from time to time outstanding at the Base Rate plus two percent (2%) per annum, computed on the basis of a 360-day year and actual days elapsed, until paid. Interest is payable on the first business day of each calendar month for the preceding month, with all unpaid principal and interest due and payable in full on February 28, 2001.

         1. If any part of the principal or interest of the Note is not paid when due, it will be added to the principal amount of this Note and thereafter bear interest at the rate provided above If the specified interest rate at any time exceeds the maximum rate allowed by law, then the applicable interest rate is reduced to the maximum rate allowed by law.

         2. This Note may be prepaid in accordance with SECTION 2.6 of that certain Loan and Security Agreement dated as of February 25, 1997, between Holder as Lender and Maker as Borrower (as amended by various amendments and side letters, the "AGREEMENT"). Notwithstanding the foregoing, the Agreement may not be terminated, and is not terminated by any prepayment.

         3. Principal and interest are payable to Holder at 4041 MacArthur Blvd., Suite 401, Newport Beach, California 92660, or such other place as the Holder may, from time to time in writing, designate.

         4. This Note is made pursuant to the Agreement. All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto. This Note is secured, INTER ALIA, by (a) the Guaranty, (b) a first priority, perfected security interest in, and lien on, the Collateral granted to Holder by the Maker pursuant to the Agreement, (c) a first priority, perfected security interest in, and lien on, the Loan A Collateral granted to Holder by the Loan A Guarantors pursuant to those certain Security Agreements dated February 25, 1997, June 29, 1999, or November 8, 1999, as the case may be, as amended by an Amendment of even date herewith, and (d) upon the occurrence of certain events, a springing security interest in, and lien on, the Loan B Collateral granted to Holder by the Loan B Guarantors pursuant to that certain Security Agreement of even date herewith (all of the foregoing being collectively, the "SECURITY DOCUMENTS"). The Agreement and the Security Documents are collectively referred to as the "LOAN AND SECURITY DOCUMENTS" and are hereby incorporated herein by reference thereto and made a part of this Note.

         5. The occurrence of an Event of Default under the Agreement or any Security Document may, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default,




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presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         6. Failure of the Holder to exercise the acceleration option of SECTION 5 of this Note on the occurrence of an Event of Default does constitute a waiver of the right to exercise such option on the subsequent occurrence of an Event of Default.

         7. Principal and interest are payable in lawful money of the United States of America which is legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment is due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers do not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         8. If Maker fails to make any payment of interest or principal under this Note, including the payment due upon maturity, when the same is due and payable and such failure continues for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph is immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder is entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the damages to the Holder, which sum Maker agrees to pay on demand.

         9. If action is instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

         10. Any and all notices or other communications or payments required or permitted to be given hereunder are effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.




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         11. This Note inures to the benefit of and is binding upon the Holder's successors and assigns. References to the "Holder" are deemed to refer to the holders of this Note at the time such reference becomes relevant.

         12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note remains in full force and effect to the greatest extent permitted by law and is in no other way affected, impaired or invalidated.

         13. This Note, along with Maker's Secured Promissory Note B of even date herewith ("NOTE B"), amend and restate, but do not repay or satisfy, Maker's obligations to Holder under that certain Secured Promissory Note dated February 25, 1997, given by Maker to Holder in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00).

         14. The obligations of Maker to Holder evidenced by this Note and Note B shall merge and become one obligation secured by and entitled to all rights under the Loan and Security Documents (as defined hereunder) and the Loan and Security Documents (as defined in Note B) if, at any time, after the date hereof and DVI Business Credit Corporation's original assignment of this Note to a third party assignee, this Note and Note B are held by the same Holder (whether such Holder is DVI Business Credit Corporation or otherwise).

         15. THIS NOTE IS GOVERNED BY AND MUST BE CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF
LAW) AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.


Dated:  November 8, 1999

US DIAGNOSTIC INC.

By:  /s/ Joseph A. Paul
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Name:
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Title:
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